Exhibit 10.24

Corporate Address
Fannin South Professional Building, Suite 140 7707 Fannin Street Houston, Texas 77054 t: 832.968.4888

ADDENDUM TO CONSULTING AGREEMENT

DATE: August 1, 2019

NAME: Gianluca Rotino

As per the consulting agreement, the hours may be increased from time to time as needed, given the critical fundraising schedule for the coming weeks. The consultant will be allowed to work as many hours as required to achieve these objectives with corresponding executive management approval.

/s/ Maurizio Chiriva-Internati, PhD
Maurizio Chiriva-Internati, PhD

844.KEY.CURE | www.kiromic.com